UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2006

NEKTAR THERAPEUTICS

(Exact name of Registrant as specified in its charter)

Delaware	0-24006	94-3134940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Industrial Road

San Carlos, California 94070

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(1) On March 15, 2006, we entered into restricted stock unit (“RSU”) award agreements under our 2000 Equity Incentive Plan with John S. Patton (Chief Scientific Officer and Director) with respect to 15,000 restricted common stock units and Nevan C. Elam (Senior Vice President Corporate Operations and General Counsel) with respect to 7,000 RSUs. These RSU’s were approved by the Organization and Compensation Committee of the Board of Directors on March 10, 2006. Under the terms of these agreements, the RSUs vest based on the Company achieving certain corporate performance milestones as follows: (i) 20% of the RSUs vest based on achievement of a corporate goal related to the total number of Exubera® Inhalers shipped, (ii) 40% of the RSUs vest based on achievement of a corporate goal related to Exubera® quarterly royalty revenue, and (iii) 40% of the RSUs vest based on achievement of a corporate goal related to regulatory progress of the Company’s proprietary products programs.

(2) On March 15, 2006, we entered into restricted stock unit award agreements under our 2000 Equity Incentive Plan with Ajit S. Gill (President, Chief Executive Officer, and Director) with respect to 50,000 RSUs, David Johnston (Senior Vice President, Research and Development) with respect to 10,000 RSUs, and John Patton (Chief Scientific Officer and Director) with respect to 10,000 RSUs. These RSU’s were approved by the Organization and Compensation Committee on February 9, 2005, and with respect to Mr. Gill’s RSUs, by the independent members of the Board of Directors on February 12, 2005. Under these agreements, the RSUs for each executive officer vest as follows: (i) 20% of the RSUs vested on December 31, 2005; (ii) 25% of the RSUs vest on December 31, 2006; (iii) 25% of the RSUs vest on December 31, 2007; and (iv) 30% of the RSUs vest on December 31, 2008.

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SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Nevan Elam
Nevan Elam
Senior Vice President Corporate Operations and General Counsel

Date:	March 16, 2006

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